UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 8, 2015

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

The Registrant entered into an Employment Agreement (the "Agreement") on October 8, 2015, with Dr. Carl Kukkonen, CTO. The Agreement is effective for the period from October 1, 2015 through September 30, 2016. Dr. Kukkonen will be paid $120,000 annually.

Additionally, Dr. Kukkonen will be awarded a bonus of 10% of the gross revenue generated by the Company up to a maximum of $100,000. Dr. Kukkonen will also be purchasing $3,000 per month worth of Registrant unregistered common shares at a price equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the purchase date.

The Agreement is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2015, pursuant to an Employment Agreement entered into on July 10, 2015, between the Registrant and Mr. Haris Basit, CEO, the Registrant issued 18,750,000 non-qualified stock options out of its existing stock plan to Mr. Basit. The stock options will vest immediately and were issued at $0.004 per share which represents fair market value on the date of grant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Kukkonen Employment Agreement dated October 8, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

October 14, 2015	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Kukkonen Employment Agreement dated October 8, 2015.